EXHIBIT 99.1

18191 Von Karman Avenue Suite 300 Irvine, CA 92612 (949) 270-9200
March 19, 2021

Dear Fellow Stockholder:

Thank you for your investment in Griffin-American Healthcare REIT III, Inc. We are writing to provide you with an important company update regarding a strategic alternatives process initiated by our board of directors, as well as to provide you with the results of our most recent portfolio valuation and the estimated net asset value (“NAV”) of our shares as determined by our board of directors as of September 30, 2020.

Strategic Alternatives
In October 2020, our board of directors established a special committee comprised of its three independent directors to investigate and analyze, in conjunction with its financial and legal advisors, potential strategic alternatives that may be available to the company in order to maximize shareholder value. Robert A. Stanger & Co. (“Stanger”) is acting as a financial advisor to the special committee in the process of reviewing strategic alternatives.

These strategic alternatives could include the sale of the company’s assets, a listing of the company’s shares on a national securities exchange, or a merger with another entity, including a merger with another unlisted entity that we expect would enhance the value of the company.

This is an important process in the life of a non-traded real estate investment trust such as ours, and we are optimistic that the process will lead to enhanced value for you and all of our fellow stockholders. However, it is important to understand that there is no guarantee that this process will lead to the successful completion of any of the options outlined above.

Estimated Net Asset Value Per Share
Our most recent valuation, following an analysis of our portfolio as of September 30, 2020, resulted in our board of directors adopting an updated estimated per share NAV of $8.55. As you will recall, on October 3, 2019, following a valuation of our portfolio as of June 30, 2019, our board of directors determined an estimated per share NAV of $9.40.

It is important to note that the estimated per share NAV reported in October 2019 was based upon a valuation of our portfolio that took place prior to the onset of the COVID-19 pandemic. As we have cautioned over the course of the past year, the impact of the COVID-19 pandemic on the value of the company’s assets could be significant, as is now reflected in our most recent valuation. Indeed, occupancies, revenue and expenses have all been negatively impacted as a result of the COVID-19 pandemic, particularly within our senior housing properties, integrated senior health campuses and skilled nursing facilities.

Of course, the estimated per share NAV is simply a snapshot-in-time that will fluctuate over time, as this most recent valuation demonstrates. The impact of the COVID-19 pandemic has clearly had a significant downward impact on our NAV, but we remain optimistic about our future prospects — the reality is that the quality of our portfolio, the underlying demographics of the world’s aging population and the growing demand for healthcare services have not changed. The impact to our NAV is almost entirely due to what we believe are temporary disruptions wrought by the pandemic and which we are confident will fade over time once it has been brought to heel and the nation returns to a post-pandemic environment.

Thus, we continue to believe that healthcare real estate is among the most compelling investment asset classes available on a risk-adjusted basis and have confidence that our diverse portfolio will continue to weather this challenging crisis. Indeed, despite the headwinds caused by COVID-19, the decisive efforts we took early on to preserve cash and strengthen our balance sheet have left us well-positioned to navigate the company through the waning months of the pandemic.

www.HealthcareREIT3.com

As you know, the executive officers of Griffin-American Healthcare REIT III are among the largest individual investors in the company, and we stand shoulder-to-shoulder with you. It has been a challenging year, but as the nationwide vaccination process accelerates and COVID-19 case counts continue to fall, we are confident that the next twelve months will be far brighter than the last.

We will continue to strive to make prudent management decisions that will safeguard and maximize the value of our mutual investments in Griffin-American Healthcare REIT III. Should you have any questions, please contact our Investor Services department at 888-926-2688.

Thank you for your continued support.

Sincerely,

Jeff Hanson	Danny Prosky
Chairman and Chief Executive Officer	President and Chief Operating Officer

Enclosure

18191 Von Karman Avenue Suite 300 Irvine, CA 92612 (949) 270-9200

Frequently Asked Questions

1)Why did the board of directors determine an updated estimated per share NAV?
The board of directors determined an updated estimated per share net asset value (“NAV”) of the company’s common stock in order to assist the broker-dealers that participated in our offering in meeting their customer account statement reporting obligations as required by the Financial Industry Regulatory Authority (“FINRA”).

2)Did the valuation include a portfolio premium or other adjustments to value?
The valuation performed by Robert A. Stanger & Co. (“Stanger”), an independent third-party valuation firm, was conducted pursuant to industry guidelines that do not allow for the consideration of a portfolio premium or other adjustments that we would reasonably expect to accrue in a typical real estate transaction, nor did it include an enterprise value.

3)How was the updated estimated per share NAV determined?
Stanger evaluated our property portfolio and calculated an updated estimated per share value of the company’s common stock of $8.55 as of September 30, 2020. The audit committee of the board of directors, comprised solely of independent directors, engaged Stanger and reviewed its valuation analyses and report, and adopted the recommended updated estimated per share NAV to the full board of directors. Based on the audit committee’s recommendation, the board of directors adopted the updated estimated per share NAV of $8.55. For a full description of the methodology and assumptions used to determine the updated estimated per share NAV, please see our Current Report on Form 8-K that we filed with the United States Securities and Exchange Commission (the “SEC”) on March 19, 2021.

4)Why did the estimated per share NAV decline?
There are a number of factors that determine the estimated per share NAV of our portfolio. However, it is very clear that the broad economic disruption caused by the global COVID-19 pandemic is the primary cause. As an owner of healthcare real estate, our business, in particular, has experienced significant challenges that have negatively impacted occupancy levels throughout much of our portfolio, resulting in higher costs and reduced revenue. We are confident that the performance of our portfolio, and its estimated value, will rebound as the COVID-19 pandemic wanes.

5)When will the updated estimated per share NAV be reflected on my quarterly customer account statement?
Your quarterly customer account statement will reflect the $8.55 updated estimated per share NAV beginning with your second quarter statement, which will be provided to you in July 2021.

6)Will the estimated per share NAV change?
The board of directors expects to perform annual valuations of our property portfolio and will adjust the estimated per share NAV accordingly. However, the board of directors may be required to reevaluate the estimated per share NAV sooner depending on any material events that impact the company, its tenants, operators or assets.

7)When will we begin receiving distributions?
In order to preserve cash and strengthen the company’s balance sheet at the onset of the COVID-19 pandemic, the board of directors suspended stockholder distribution payments. As the COVID-19 pandemic wanes and its impact on the company’s portfolio subsides, the board of directors is expected to reevaluate the company’s distribution policy. As such, in the coming months, management is optimistic that our portfolio's financial performance will improve which would allow the board of directors to resume distribution payments, but it is difficult to determine precisely when, and at what level, this will occur.

8)Who can I contact for additional information?
Please contact our Investor Services department at 888-926-2688 should you have any questions.

www.HealthcareREIT3.com

This letter contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to the strategic alternative review process; any consummation of a transaction resulting from the strategic alternative review process; the estimated per share NAV of the company’s common stock and our future determinations thereof; the effects of the COVID-19 pandemic, including its effects on the healthcare industry and senior housing properties and skilled nursing facilities; the company’s expectations regarding the performance of its business, distribution payments and continued success; and our ability to maximize shareholder value. We intend for all forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable by law. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: our strength and financial condition and uncertainties relating to the financial strength of our current and future real estate investments; uncertainties regarding the severity and duration of the COVID-19 pandemic and its effects; uncertainties relating to our ability to successfully pursue our strategic plan; uncertainties relating to the local economies where our real estate investments are located; uncertainties relating to changes in general economic and real estate conditions; uncertainties regarding changes in the healthcare industry; uncertainties regarding changes in the Institute for Portfolio Alternatives’ practice guideline regarding valuations of publicly registered non-listed real estate investment trusts; uncertainties relating to the implementation of recent healthcare legislation; uncertainties relating to the implementation of our real estate investment strategy; and other risk factors as outlined in the company’s periodic reports, as filed with the SEC. Forward-looking statements in this document speak only as of the date on which such statements were made, and undue reliance should not be placed on such statements. We undertake no obligation to update any such statements that may become untrue because of subsequent events.